Exhibit 22

                              List of Subsidiaries

                          FARR COMPANY AND SUBSIDIARIES




                                                   Jurisdiction
       Name of Subsidiary                          of Incorporation
       ------------------                          ----------------

       Farr Filtration Limited                     England
       Farr Company International                  California
       Farr Inc.                                   Canada
       Farr International                          U.S. Virgin Islands